UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On April 25, 2024, Intel Corporation (“Intel”) issued a press release announcing the financial results of its first quarter ended March 30, 2024 and forward-looking statements relating to its second quarter of 2024. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The attached press release includes non-GAAP financial measures relating to our operations and forecasted outlook. Certain of these non-GAAP measures will be used in Intel’s earnings conference for the first quarter of 2024. In addition, the attached press release includes reconciliations of these non-GAAP measures to GAAP measures, as well as an explanation of how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to these results should be carefully evaluated.
The information in Item 2.02 of this Report and the press release attached hereto as Exhibit 99.1 are furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01    Regulation FD Disclosure.

Intel Corporation (the "Company") previously announced the implementation of our internal foundry operating model, which took effect in the first quarter of 2024, and creates a foundry relationship between our Intel Products business (collectively CCG, DCAI, and NEX) and our Intel Foundry business. Intel Products consists substantially of design and development of CPUs and related solutions for third party customers. Intel Foundry consists substantially of process engineering, manufacturing, and foundry services groups that provide manufacturing, test, and assembly services to our Intel Products business and to third party customers. Both businesses utilize marketing, sales, and other support functions.
Our internal foundry model is a key component of our strategy and is designed to reshape our operational dynamics and drive greater transparency, accountability, and focus on costs and efficiency. We also previously announced our intent to operate Altera, an Intel company (previously Intel's Programmable Solutions Group), as a standalone business, with segment reporting beginning in the first quarter of 2024. Altera was previously included in our DCAI segment results. As a result of these changes, we modified our segment reporting in the first quarter of 2024 to align to this new operating model. All prior period segment data has been retrospectively adjusted to reflect the way our Chief Operating Decision Maker (CODM) internally receives information and manages and monitors our operating segment performance starting in fiscal year 2024. There are no changes to Intel’s consolidated financial statements for 2023 or any other periods.
On April 2, 2024 we furnished as an exhibit to a Current Report on Form 8-K a retrospective revision to Item 7 of Intel Corporation's Annual Report on Form 10-K "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the year-ended December 30, 2023 (the "Retrospective Revision").
We are furnishing Exhibit 99.2 to this Current Report on Form 8-K to provide recast historical operating segment financial information for each of the four fiscal quarters of our fiscal year ended December 30, 2023 consistent with the presentation of our new operating segments in the Retrospective Revision and to be reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.
The following exhibits are provided as part of this Report:

Exhibit Number	Description
99.1	Press Release entitled “Intel Reports First-Quarter 2024 Financial Results” dated April 25, 2024.
99.2	Recast quarterly historical financial information for the year-ended December 30, 2023 (unaudited).
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	April 25, 2024	By:	/s/ DAVID ZINSNER
David Zinsner
Executive Vice President, Chief Financial Officer, and Principal Financial Officer